SCHEDULE 2

                             WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                   SUBCUSTODIAN

Argentina                 Citibank, N.A.
Australia                 National Australia Bank Limited
Austria                   Bank Austria Creditanstalt AG
Bahrain                   HSBC Bank Middle East
Bangladesh                The Hongkong and Shanghai Banking Corporation, Limited
Belgium                   ING Belgium SA/NV
Benin                     Societe Generale de Banques en Cote d'lvoire
Bermuda                   Bank of Bermuda Limited
Bolivia                   Citibank, N.A.
Botswana                  Barclays Bank of Botswana Ltd.
Brazil                    BankBoston, N.A.
Bulgaria                  ING Bank N.V.
Burkina Faso              Societe Generale de Banques en Cote d'lvoire
Canada                    Royal Bank of Canada
Chile                     BankBoston, N.A.
China                     The Hongkong and Shanghai Banking Corporation,
                          Shanghai
                          and Shenzhen
Colombia                  Cititrust Colombia S.A.
Costa Rica                Banco BCT
Croatia                   Privredna Banka Zabreb d.d.
Cyprus                    Bank of Cyprus Ltd.
Czech Republic            Ceskoslovenska Obchodni Banka A.S.
Denmark                   Danske Bank
Ecuador                   Citibank, N.A.
Egypt                     Citibank, N.A.
Estonia                   Hansabank, Ltd.
Euromarket                Clearstream Banking Luxembourg
Euromarket                Euroclear Bank
Finland                   Nordea Bank Finland plc
France                    BNP Paribas Securities Services/Credit Agricole
                          Indosuez
Germany                   Dresdner Bank AG
Ghana                     Barclays Bank of Ghana Ltd.
Greece                    BNP Paribas Securities Services
Guinea Bissau             Societe Generale de Banques en Cote d'lvoire
Hong Kong                 The Hongkong and Shanghai Banking Corporation, Limited
Hungary                   HVB Bank Hungary Rt.
Iceland                   Landsbanki Islands
India                     The Hongkong and Shanghai Banking Corporation, Limited
Indonesia                 The Hongkong and Shanghai Banking Corporation, Limited


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COUNTRY                   SUBCUSTODIAN

Ireland                   AIB/BNY Trust Company Limited
Israel                    Bank Leumi Le-Israel B.M.
Italy                     Banca Intesa/BNP Paribas Securities Services
Ivory Coast               Societe Generale de Banques en Cote d'lvoire -
                          Abidjian
Jamaica                   First Caribbean Trust & Merchant Bank Jamaica Ltd.
Japan                     The Bank of Tokyo-Mitsubishi Limited/
                          Mizuho Corporate Bank, Limited
Jordan                    HSBC Bank Middle East
Kazakhstan                ABN/AMRO
Kenya                     Barclays Bank of Kenya Limited
Latvia                    Hansabanka Limited
Lebanon                   HSBC Bank Middle East
Lithuania                 Vilniaus Bankas
Luxembourg                Banque et Caisse d'Epargne de L'Etat Luxembourg
Malaysia                  HongKong Bank Malaysia Berhad
Mali                      Societe Generale de Banques en Cote d'lvoire
Malta                     HSBC Bank Malta p.l.c.
Mauritius                 Hongkong and Shanghai Banking Corporation, Limited.
Mexico                    Banco Nacional de Mexico
Morocco                   Banque Commerciale du Maroc
Namibia                   Stanbic Bank Namibia Limited
NASDAQ Europe             Banque Bruxelles Lambert
Netherlands               Fortis Bank (Nederland) N.V.
New Zealand               National Australia Bank Ltd.
Niger                     Societe Generale de Banques en Cote d'lvoire
Nigeria                   Stanbic Bank Nigeria Limited
Norway                    Den norske Bank ASA
Oman                      HSBC Bank Middle East
Pakistan                  Standard Chartered Bank
Palestinian Autonomous    HSBC Bank Middle East, Ramallah
Area
Panama                    BankBoston, N.A.
Peru                      Citibank, N.A.
Philippines               The Hongkong and Shanghai Banking Corporation, Limited
Poland                    Bank Handlowy w Warszawie S.A.
Portugal                  Banco Comercial Portugues, S.A.
Qatar                     HSBC Bank Middle East, Doha
Romania                   ING Bank Bucharest
Russia                    Credit Suisse First Boston AO/
                          Vneshtorgbanke (MinFin Bonds only)
Senegal                   Societe Generale de Banques en Cote d'lvoire
Singapore                 United Overseas Bank Limited/
                          Development Bank of Singapore Ltd.
Slovak Republic           Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                  Bank Austria Creditanstalt d.d. Ljubljana
South Africa              Standard Corporate and Merchant Bank
South Korea               The Hongkong and Shanghai Banking Corporation, Limited


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COUNTRY                   SUBCUSTODIAN

Spain                     Banco Bilbao Vizcaya Argentaria SA /
                          Banco Santander Central Hispano
Sri Lanka                 The Hongkong and Shanghai Banking Corporation, Limited
Swaziland                 Standard Bank Swaziland Limited
Sweden                    Skandinaviska Enskilda Banken
Switzerland               Credit Suisse First Boston
Taiwan                    The Hongkong and Shanghai Banking Corporation, Limited
Thailand                  The Hong kong and Shanghai Banking Corporation,
                          Limited
Togo                      Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago         Republic Bank Limited
Tunisia                   Banque Internationale Arabe de Tunisie
Turkey                    Turkye Garanti Bankasi A.S. (Garanti Bank)
U.A.E.                    HSBC Bank Middle East, Dubai
Ukraine                   ING Bank
United Kingdom            The Bank of New York/The Depository & Clearing Centre
United States             The Bank of New York
Uruguay                   BankBoston, N.A.
Venezuela                 Citibank, N.A.
Vietnam                   The Hongkong and Shanghai Banking Corporation, Limited
Zambia                    Barclays Bank of Zambia Limited
Zimbabwe                  Barclays Bank of Zimbabwe Limited